4: RELIABILITY INCORPORATED

RELIABILITY INCORPORATED

EXHIBIT 21

LIST OF SUBSIDIARIES

Name	Place of Incorporation
RICR de Costa Rica, S.A.	Costa Rica
Reliability Singapore Pte Ltd.	Singapore

G:\OFSUSERS\Finan2001\10K2KEx21.doc

39